CASH II SHARES
EXHIBIT
TO
MULTIPLE CLASS PLAN
(Revised 6/1/15)
1.	SEPARATE
ARRANGEMENT AND
EXPENSE ALLOCATION
For purposes of Rule 18f-3
under the Act, the basic
distribution and shareholder
servicing arrangement of the
Cash II Shares will consist of
sales and shareholder
servicing by financial
intermediaries. The principal
underwriter and financial
intermediaries may receive
payments for distribution
and/or administrative services
under a 12b-1 Plan and
financial intermediaries may
also receive shareholder
services fees for services
provided.  In connection with
this basic arrangement, Cash
II Shares will bear the
following fees and expenses:
Fees and
Expenses
Maximum
Amount
Allocated
Cash II
Shares
Sales Load
None
Contingent
Deferred
Sales
Charge
("CDSC")
None
Shareholder
Service Fee
Up to 25
basis points
(0.25%) of
the average
daily net
asset value
12b-1 Fee
As set forth
in the
attached
Schedule
Other
Expenses
Itemized
expenses
incurred by
the Fund
with respect
to holders of
Cash II
Shares as
described in
Section 3 of
the Plan

2.	CONVERSION AND
EXCHANGE
PRIVILEGES
For purposes of Rule 18f-3,
Cash II Shares have the
following conversion rights
and exchange privileges at the
election of the shareholder:
Conversion
Rights:
None
Exchange
Privilege:
Cash II
Shares may
be exchanged
for Cash II
Shares of any
other
Federated
fund or share
class that
does not have
a stated sales
charge or
contingent
deferred sales
charge,
except Class
A Shares of
Federated
Liberty U.S.
Government
Money
Market Trust
and Class R
Shares.

In any exchange, the
shareholder shall receive
shares having the same
aggregate net asset value as
the shares surrendered, unless
Class A Shares or Class F
Shares which are subject to a
CDSC are being exchanged,
in which case the CDSC fee
will be imposed as if the
Class A Shares or Class F
Shares had been redeemed.
Exchanges to any other Class
shall be treated in the same
manner as a redemption and
purchase.
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SCHEDULE OF FUNDS
OFFERING CASH II
SHARES
The Funds set forth on this
Schedule each offer Cash II
Shares on the terms set forth
in the Cash II Shares Exhibit
to the Multiple Class Plan, in
each case as indicated below.
The 12b-1 fees indicated are
the maximum amounts
authorized based on the
average daily net asset value.
Actual amounts accrued may
be less.
Multiple
Class
Company
Series
12b-
1 Fee


Money
Market
Obligation
s Trust:

Federated
Automated
Cash
Manageme
nt Trust
0.25
%
Federated
California
Municipal
Cash Trust
0.20
%
Federated
Florida
Municipal
Cash Trust
0.25
%
Federated
Governme
nt
Obligation
s Fund
0.35
%
Federated
Municipal
Obligation
s Fund
0.35
%
Federated
New York
Municipal
Cash Trust
0.25
%
Federated
Ohio
Municipal
Cash Trust
0.30
%
Federated
Prime
Cash
Obligation
s Fund
0.35
%
Federated
Trust for
U.S.
Treasury
Obligation
s
0.35
%